Exhibit  1


                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Verizon New York Debenture-Backed Series 2004-5
*CUSIP:   21988K867     Class    A-1

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 1, 2004.

INTEREST ACCOUNT
----------------


Balance as of     May 1, 2004.....                                       $0.00
        Swap Receipt Amount.....                                    $80,555.56
        Scheduled Income received on securities.....                     $0.00
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Swap Distribution Amount.....                                   -$0.00
        Distribution to the Holders.....                           -$80,555.56
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.00
Balance as of     June 1, 2004.....                                      $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     May 1, 2004.....                                       $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of     June 1, 2004.....                                      $0.00

                  UNDERLYING SECURITIES HELD AS OF     June 1, 2004

              Principal
                Amount                          Title of Security
              ---------                         -----------------
              $25,000,000     Verizon New York Inc. 7 3/8% Debentures due
                              April 1, 2032
                              *CUSIP:   92344XAB5

                    CREDIT SUPPORT HELD AS OF April 15, 2004

           Notional Amount                      Title of Security
              ---------                         -----------------
              $25,000,000     Swap Agreement Dated as of February 25, 2004
                              between the Trust and Lehman Brothers Special
                              Financing Inc.


U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.